Exhibit 99.1

Media Contact:	Investor Contact:
Mary Ellen Keating	Andy Milevoj
Senior Vice President	Vice President
Corporate Communications	Investor Relations
Barnes & Noble, Inc.	Barnes & Noble, Inc.
(212) 633-3323	(212) 633-3489
mkeating@bn.com	amilevoj@bn.com

Barnes & Noble Announces that NOOK® will relocate from Palo Alto Campus to
New Technology Campuses in Santa Clara and Mountain View, California

New York, NY – June 5, 2014 –Barnes & Noble, Inc. (NYSE: BKS), the nation’s largest retail bookseller and the leading retailer of content, digital media and educational products, today announced that NOOK Media, LLC, has entered into an Assignment of Lease for its 208,000 square foot Palo Alto, California campus. Employees will be relocated to new state-of-the art facilities totaling 88,000 square feet.  NOOK employees will move to a new facility in Santa Clara, California, while Barnes & Noble College’s digital education employees will relocate to a facility in Mountain View, California. The relocations are expected to occur by the end of the first quarter of fiscal 2015.

This action will result in a net reduction of annual occupancy expenses of approximately $10 million, reducing the Company’s future lease commitments by approximately $102 million.  The asset impairment charges resulting from this relocation are approximately $30 million, which are expected to be recorded in the fourth quarter of fiscal 2014.  The Company also expects to incur cash closing costs and to adjust lease accounting items in the first quarter of fiscal 2015 to reflect the impact of these relocations.

“This move is a significant step in our  ongoing efforts to both rationalize and better equip the NOOK business to achieve success, while positioning the digital education team and platform for future growth,” said Michael P. Huseby, Chief Executive Officer of Barnes & Noble, Inc.  “These relocations result in work environments and related cost structure impacts that are better aligned with our business objectives and our employees’ expressed needs.”

Additional information is contained in a Current Report on Form 8-K filed by Barnes & Noble with the Securities & Exchange Commission.

About Barnes & Noble, Inc.
Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products.  The company operates 663 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com).  Its NOOK Media LLC subsidiary is a leader in the emerging digital reading and digital education markets.  The NOOK digital business offers award-winning NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store® (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 696 bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States.

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General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK® and NOOK Store® are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Follow Barnes & Noble on Twitter (www.bn.com/twitter), Facebook (www.facebook.com/barnesandnoble) and YouTube (www.youtube.com/barnesandnoble).

About NOOK Media LLC
NOOK reading and entertainment products make it easy to Read What You Love, Anywhere You Like™ with a fun, easy-to-use and immersive digital reading experience. With NOOK, customers gain access to the expansive NOOK Store® of more than 3 million (US) and 2.5 million (UK) digital books, plus periodicals, comics, apps, movies and TV shows, and the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available at www.nook.com/freenookapps. NOOK owners receive Always Free NOOK Support in any of Barnes & Noble’s nearly 700 bookstores. Find NOOK devices in Barnes & Noble stores and online at www.nook.com, as well as leading retailers including Best Buy, Walmart, Target and many others. NOOK products are available in the United Kingdom at leading retailers; NOOK content can be purchased at www.nook.co.uk.

For more information on NOOK, follow us on www.twitter.com/nookBN or www.twitter.com/nook_UK and www.facebook.com/nook or www.facebook.com/nookGB.

Forward-Looking Statements
This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble.  When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risks associated with changes in the strategic direction of the device business, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the potential adverse impact on the Company’s businesses resulting from the Company’s prior reviews of strategic alternatives and the potential separation of the Company’s businesses, the risk that the transactions with Microsoft and Pearson do not achieve the expected benefits for the parties or impose costs on the Company in excess of what the Company anticipates, including the risk that NOOK Media’s applications are not commercially successful or that the expected distribution of those applications is not achieved, risks associated with the international expansion contemplated by the relationship with Microsoft, including that it is not successful or is delayed, the risk that NOOK Media is not able to perform its obligations under the Microsoft and Pearson commercial agreements and the consequences thereof, risks associated with the restatement contained in, the delayed filing of, and the material weakness in internal controls described in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013, risks associated with the SEC investigation disclosed in the quarterly report on Form 10-Q for the fiscal quarter ended October 26, 2013, risks associated with the ongoing efforts to rationalize the NOOK business and the expected costs and benefits of such efforts and associated risks and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

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Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned.  Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

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